Amended and Restated
Pricing Supplement No. 7         Filing under Rule 424(b)(3)
Dated March 7, 1997              Registration File No. 333-06456
(to Prospectus dated August 6,
1996 and Prospectus Supplement
dated August 7, 1996)

(Replacing previous Pricing
Supplement No. 7 dated
March 4, 1997).



                        $275,000,000
                The St. Paul Companies, Inc.
                 Medium-Term Notes, Series C



          Principal Amount:        $15,000,000

          Fixed Interest Rate:     7.05%

          Stated Maturity:    March 7, 2007

          Issue Price (as a percentage of
            principal amount):      100%

          Selling Agent's Commission (%):      .625%

          Net Proceeds to the Company (%):   99.375%

          CUSIP No. 79286LDG4

          Settlement Date (original
            issue date): March 7, 1997

          Selling Agent: Goldman, Sachs & Co.




          As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt
Securities (as defined in the Prospectus) which has been sold (including the Notes to which this Pricing Supplement relates) is $63,000,000.


                    GOLDMAN, SACHS & CO.

                J.P. MORGAN SECURITIES, INC.